Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ethan Allen Interiors Inc.:

We consent to the incorporation by reference in the registration statement (no. 333-138763) on Form S-8 of Ethan Allen Interiors, Inc. of our report dated June 20, 2016, relating to our audit of the 2015 financial statements and supplemental schedule of The Ethan Allen Retirement Savings Plan, which appears in this Annual Report on Form 11-K of The Ethan Allen Retirement Savings Plan for the year ended December 31, 2015.

/s/ RSM US LLP

Stamford, CT

June 20, 2016